College Retirement Equities Fund ("CREF")
Explanatory Statement to the Form N-SAR
for the semiannual period ended 6-30-16
in response to Question 77Q1


Item 77Q1.e1 Other Exhibits

Amendment to the Amended and Restated Investment
Management Services Agreement

On April 27, 2016 under Conformed Submission 485BPOS, accession number, 0000930413-16-006671, a copy of the Form of an Amendment, dated May 1, 2016 (the Amendment) to the January 2, 2008 Amended and Restated Investment Management Services Agreement between CREF and TIAA-CREF Investment Management LLC ("TCIM") was previously filed with the SEC as exhibit (11)(z) to the CREF Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1. of the Form N-SAR.

Item 77Q1.e2 Other Exhibits

Amended and Restated Investment Management Services
Agreement

A copy of the Form of the May 1, 2016 Amended and Restated
January 1, 2008 Investment Management Services Agreement between CREF and TCIM is incorporated herein by reference as an exhibit to Sub-Item 77Q1. of the Form N-SAR.